UNITED STATES
SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
______________
FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 14, 2008
AUTOMATIC DATA PROCESSING, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-5397	22-1467904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One ADP Boulevard, Roseland, New Jersey	07068
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 974-5000
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)	Amendment to Supplemental Officers Retirement Plan

On August 14, 2008 the board of directors of Automatic Data Processing, Inc. (the “Company” or “ADP”) approved amendments to the Company’s Supplemental Officers’ Retirement Plan (“SORP”). These amendments include changes to the SORP benefits formula and the early retirement factors used for any active employee not already earning a benefit in the SORP by January 1, 2008 or any participant in the SORP who had not attained age 50 by January 1, 2009 (“Non-Grandfathered Participants”), as well as changes relating to the forms of benefit available under the SORP for all active current and future participants. In addition, the amendments include provisions required to comply with Section 409A of the Internal Revenue Code of 1986, as amended.

Non-Grandfathered Participants will have their benefits under the SORP determined as:

The product of: (i) final average annual pay, (ii) up to 20 years of service, (iii) 2%, and (iv) the participant’s vested percentage

+

The product of: (i) final average annual pay, (ii) up to 5 years of service (after the initial 20 years), (iii) 1% and (iv) the participant’s vested percentage.

Final average annual pay for Non-Grandfathered Participants will be based on salary, bonuses, and incentive payment awards, excluding stock based awards.

The maximum annual plan benefit which may be paid to Non-Grandfathered Participants will be limited to 45% of a participant’s final average annual pay.

A Non-Grandfathered Participant whose benefit payments under the SORP begin before the first day of the month on or after the participant’s 65th birthday will receive reduced payments to adjust for the early retirement date.

Non-Grandfathered Participants cannot receive a SORP benefit less than the SORP benefit they had accrued on December 31, 2008 under the formula applicable to participants that do not qualify as Non-Grandfathered Participants.

If a Participant within 24 months after his employment terminates violates the non-competition provisions of any agreement he has entered into with the Company, he will forfeit all his benefits under the SORP.

The SORP was also amended to reflect its compliance with Section 409A of the Internal Revenue Code, the deferred compensation tax law. The amendments provide that benefits under the SORP begin on the earliest of (i) the later of attainment of age 60 and the first day of the seventh month following separation from service, (ii) disability or (iii) death. Participants can receive their benefits in the form of a single life annuity, a 25%, 50%, 75% or 100% joint and survivor annuity with a beneficiary or a ten year certain and life annuity. Subject to rules required under Section 409A of the Code, participants may generally also elect to have either 25% or 50% of their benefits under the SORP paid in a single lump sum.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 20, 2008

AUTOMATIC DATA PROCESSING, INC.
By:	/s/ James B. Benson
Name: James B. Benson Title: Vice President